                                                                    EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

IN RE:                               :     CHAPTER 11
                                     :
LTV STEEL COMPANY, INC.,             :     JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,    :     CASE NO. 00-43866
                                     :
                           DEBTORS.  :     CHIEF JUDGE RANDOLPH BAXTER

           MOTION OF THE LTV CORPORATION, LTV STEEL COMPANY, INC. AND
            CERTAIN REMAINING DEBTORS FOR AN ORDER: (A) AUTHORIZING
               THEM TO IMPLEMENT DISTRIBUTION AND DISMISSAL PLAN;
           (B) ESTABLISHING A RECORD DATE FOR IDENTIFYING SHAREHOLDERS
           OF THE LTV CORPORATION IN CONNECTION WITH THE DISTRIBUTION AND DISMISSAL PLAN; AND (C) GRANTING CERTAIN RELATED RELIEF

                                     David G. Heiman (0038271)
                                     dgheiman@jonesday.com
                                     Heather Lennox (0059649)
                                     hlennox@jonesday.com
                                     Nicholas M. Miller (0069393)
                                     nmmiller@jonesday.com
                                     JONES DAY
                                     North Point
                                     901 Lakeside Avenue
                                     Cleveland, Ohio  44114-1190
                                     Telephone: (216) 586-3939
                                     Facsimile: (216) 579-0212

                                     Jeffrey B. Ellman (OH 0055558)
                                     jbellman@jonesday.com
                                     JONES DAY
                                     1420 Peachtree Street, N.E., Suite 800
                                     Atlanta, Georgia  30309-3053
                                     Telephone:  (404) 521-3939
                                     Facsimile:  (404) 581-8330

                                     ATTORNEYS FOR THE DEBTORS
                                     AND DEBTORS IN POSSESSION

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                         UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

IN RE:                               :     CHAPTER 11
                                     :
LTV STEEL COMPANY, INC.,             :     JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,    :     CASE NO. 00-43866
                                     :
                           DEBTORS.  :     CHIEF JUDGE RANDOLPH BAXTER

           MOTION OF THE LTV CORPORATION, LTV STEEL COMPANY, INC. AND
            CERTAIN REMAINING DEBTORS FOR AN ORDER: (A) AUTHORIZING
               THEM TO IMPLEMENT DISTRIBUTION AND DISMISSAL PLAN;
           (B) ESTABLISHING A RECORD DATE FOR IDENTIFYING SHAREHOLDERS
           OF THE LTV CORPORATION IN CONNECTION WITH THE DISTRIBUTION AND DISMISSAL PLAN; AND (C) GRANTING CERTAIN RELATED RELIEF

            The LTV Corporation ("LTV Corp.") and LTV Steel Company, Inc. ("LTV Steel"), two of the debtors who commenced the above-captioned cases (collectively, the "Debtors"), and their respective debtor subsidiaries identified on Exhibit A attached hereto and incorporated herein by reference (collectively with LTV Corp., the "Dissolving Debtors"), hereby move the Court, pursuant to sections 105, 349, 363, 365 and 1112 of the Bankruptcy Code, 11 U.S.C. Sections 101 - 1330 (the "Bankruptcy Code"), for an order (a) authorizing them to implement a distribution and dismissal plan for the Dissolving Debtors;
(b) establishing a record date for identifying shareholders of LTV Corp. in connection with the distribution and dismissal plan and (c) granting certain related relief. In support of this Motion, LTV Steel and the Dissolving Debtors respectfully represent as follows:

                               GENERAL BACKGROUND

            1. On December 29, 2000 (the "Petition Date"), LTV Corp., LTV Steel and 47 of their affiliates commenced their respective reorganization cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. On March 8, 2002, two additional

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Debtors commenced their respective chapter 11 cases. By orders entered on the
Petition Date and March 26, 2002, the Debtors' chapter 11 cases have been consolidated for procedural purposes only and are being administered jointly.

            2. LTV Steel and the Dissolving Debtors are continuing in possession of their respective properties, as debtors in possession, pursuant to sections 1107 and 1108 of the Bankruptcy Code.

            3. On January 10, 2001, the United States Trustee for the Northern District of Ohio (the "U.S. Trustee") appointed a statutory committee of unsecured creditors in the Debtors' chapter 11 cases (the "Unsecured Creditors' Committee"), pursuant to section 1102 of the Bankruptcy Code. On January 19, 2001, the U.S. Trustee appointed a statutory committee of noteholders in the Debtors' chapter 11 cases (the "Noteholders Committee"), pursuant to section 1102 of the Bankruptcy Code. On February 27, 2003, the U.S. Trustee appointed a committee of administrative creditors in the LTV Steel case (the "ACC"). On March 27, 2003, the U.S. Trustee filed its notice of disbandment of the Unsecured Creditors' Committee. On the effective date of the VP Liquidating Plan (as such term is defined below), the Noteholders' Committee was disbanded.

            4. The Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2).

            5. LTV Corp. is the direct parent of LTV Steel and the direct or indirect parent of each of the other Debtors. Additionally, LTV Corp. is the corporate parent of each of the Dissolving Debtors listed under the column labeled "LTV Corp. Dissolving Debtors" on the attached Exhibit A (collectively with LTV Corp., the "LTV Corp. Dissolving Debtors"). Similarly, LTV Steel is the corporate parent of each of the Dissolving Debtors listed under the

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column labeled "LTV Steel Dissolving Debtors" on the attached Exhibit A
(collectively, the "LTV Steel Dissolving Debtors").

            6. As of the Petition Date, the Debtors operated through two primary business segments: (a) the integrated steel business segment, which engaged in the manufacture and sale of a diversified line of carbon flat-rolled steel products consisting of hot-rolled and cold-rolled sheet and galvanized products (the "Integrated Steel Business"); and (b) the metal fabrication business segment, which engaged in, among other things, the manufacture and sale of (i) mechanical and structural tubular products, (ii) pipe and conduit, (iii) bimetallic wire, (iv) automotive components and (v) prefabricated metal buildings.

            7. By an order entered on September 4, 2001, the Court authorized the Debtors to sell the assets of Debtors VP Buildings, Inc., VP-Graham, Inc., Varco Pruden International, Inc. and United Panel, Inc. (collectively, the "VP Debtors") to Grupo IMSA S.A. de C.V. The sale of the VP Debtors' assets closed on September 19, 2001.

            8. By orders entered on December 7, 2001 and August 30, 2002, the Court authorized the Debtors to implement an asset protection plan through and including December 13, 2002 (the "APP Period") to effect the orderly cessation of operations for, and the sale of assets of, the Debtors' Integrated Steel Business. By an order dated February 28, 2002 (D.I. 2604) (the "Integrated Steel Sale Order"), the Court approved the sale of substantially all of the assets of the Integrated Steel Business, as well as the stock of LTV/EGL Holding Company (the "Integrated Steel Sale"), to WLR Acquisition Co. n/k/a International Steel Group Inc. ("ISG"). The closing of the Integrated Steel Sale transactions occurred on April 12, 2002 (for the hard assets) and May 13, 2002 (for the inventory). The stock in LTV/EGL was transferred to ISG on June 4, 2002.

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            9. Shortly thereafter, in 2002, LTV Steel sought to sell the assets of the tubular segment of their Metal Fabrication Business (the "LTV Tubular Business"). The assets of the LTV Tubular Business were comprised of the Cedar Springs, Georgia facility of Debtor Georgia Tubing Corporation ("Georgia Tubing") and the remaining operating assets of LTV Steel, including the manufacturing facilities located in Elyria and Youngstown, Ohio; Counce, Tennessee; and Ferndale, Michigan. Pursuant to an order of the Court dated November 7, 2002, the Debtors closed the sale of the LTV Tubular Business to Maverick Tube Corporation on December 31, 2002.

            10. On February 11, 2003, the Court entered an order (the "Winddown Order") authorizing LTV Steel to continue to wind down its estate and pay related expenses (collectively, the "Winddown Claims") because it would be administratively insolvent and, therefore, could not confirm a plan of reorganization or liquidation in its case. The Winddown Claims were granted superpriority status, pursuant to section 364(d) of the Bankruptcy Code, having priority over administrative expenses that had accrued prior to the beginning of the APP Period. In entering the Winddown Order, the Court acknowledged that the winddown of LTV Steel's estate in chapter 11 would maximize value available to creditors and is preferable to the conversion of LTV Steel's chapter 11 case to a liquidation case under chapter 7 of the Bankruptcy Code.

            11. On October 8, 2003, the Court entered an order substantively consolidating the chapter 11 estates of LTV Steel and Georgia Tubing.

            12. On November 17, 2003, the Court entered orders (a) confirming the Second Amended Joint Plan of Reorganization of Copperweld Corporation and Certain of Its Debtor Affiliates, as modified (D.I. 6926) (the "Copperweld Plan") and (b) authorizing the

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dissolution of Debtor Reomar, Inc. ("Reomar") and Debtor LTV International, Inc.
("LTV International") (D.I. 6914) (the "Reomar/LTVI Dissolution Order"). On December 17, 2003, the Copperweld Plan became effective in accordance with its terms, and Copperweld Corporation and its affiliates that were proponents of the Copperweld Plan (collectively, the "Copperweld Debtors") emerged from chapter
11.

            13. On December 17, 2003, the Court entered an order confirming the First Amended Joint Plan of Liquidation of VP Buildings, Inc., Its Subsidiary Debtors and Certain of Its Debtor Affiliates (the "VP Liquidating Plan"), filed by the VP Debtors, LTV Blanking Corporation, LTV Steel de Mexico, Ltd. and LTV Walbridge, Inc. (collectively, the "VP Liquidating Debtors"). On March 8, 2004, the VP Liquidating Plan became effective in accordance with its terms, and the VP Liquidating Debtors were dissolved.

            14. The Debtors, the ACC, the Noteholders Committee and other key constituents reached agreement on the settlement of intercompany transfers and claims existing among the 51 different Debtors (the "Intercompany Settlement"). The Court approved the Intercompany Settlement by an order entered on November 17, 2003 (the "Intercompany Settlement Order"), which resulted in, among other things, the extinguishment of all intercompany claims among the Debtors.

            15. On December 23, 2003, the Court entered an order (D.I. 7163) (the "Distribution and Dismissal Procedures Order") approving procedures for (a) the distribution of funds to administrative claimants of the consolidated estate of LTV Steel and Georgia Tubing and (b) the dismissal of the chapter 11 cases of LTV Steel and Georgia Tubing.

            16. On June 9, 2004, the Court entered the Order Authorizing Certain Debtors and Debtors in Possession to Implement a Dissolution Plan (D.I. 8101) (the "No-Asset Debtor Dissolution Order"). By the No-Asset Debtor

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Dissolution Order, the Court approved a dissolution plan (the "No-Asset Debtor
Dissolution Plan") for certain Debtors that maintained no assets as of the entry of such order (collectively, the "No-Asset Debtors"). Pursuant to the No-Asset Debtor Dissolution Plan, (a) each of the No-Asset Debtors was merged with another No-Asset Debtor and/or dissolved pursuant to applicable state law and
(b) the chapter 11 case of each No-Asset Debtor was dismissed. On July 20, 2004, the No-Asset Debtors provided actual and publication notice of their respective mergers and/or dissolutions pursuant to the No-Asset Debtor Dissolution Plan and applicable state law.

                             PROGRESS IN THESE CASES

            17. More than four years have elapsed since the commencement of these cases. In that time, the Debtors' management and remaining employees have worked aggressively and diligently to maximize the value of the Debtors' assets for the benefit of their estates and creditors.

            18. As a result of these efforts, management has been able to efficiently and effectively reorganize or otherwise wind down the estates of 46 of the 51 Debtors. Specifically, management has (a) successfully completed the reorganization of the businesses of the 11 Copperweld Debtors; (b) liquidated the seven VP Liquidating Debtors under the VP Liquidating Plan; (c) by the No-Asset Debtor Dissolution Order, dissolved or merged and dismissed the chapter 11 cases of the 23 No-Asset Debtors; (d) by the Integrated Steel Sale

                                      -6-
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Order, sold all of the Stock of Debtor LTV/EGL Holding Company ("LTV/EGL") to
ISG;(1) (e) pursuant to the Reomar/LTVI Dissolution Order, dissolved and dismissed the chapter 11 cases of Reomar and LTV International; and (f) by the Distribution and Dismissal Procedures Order, obtained court approval of procedures for the dissolution of LTV Steel and Georgia Tubing and the dismissal of their consolidated chapter 11 cases. Thus, the only estates that still require procedures for their ultimate resolution are the Dissolving Debtors' estates.

                             THE DISSOLVING DEBTORS

            19. Very few tasks remain to be completed in the Dissolving Debtors' cases. As set forth below, each of the Dissolving Debtors has identified its remaining assets and the small number of pending administrative claims, if any, against it.(2)

LTV CORP.

            20. LTV Corp.'s only assets are: (a) approximately $9.6 million in cash; (b) worthless equity in the LTV Dissolving Debtors, LTV Steel and Georgia Tubing; (c) all of

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(1)   LTV/EGL is a Delaware corporation that, as of the time of the Integrated
      Steel Sale, was wholly owned by LTV Corp. As described in paragraph 8 above, all of the stock of LTV/EGL was sold to ISG as part of the Integrated Steel Sale. As a result, as of the time of the completion of the Integrated Steel Sale, (a) LTV/EGL retained its liabilities and (b) no further tasks remained to be completed with respect to LTV/EGL's chapter 11 case. By separate motion filed on January 31, 2005, LTV Corp. has requested an order dismissing LTV/EGL's chapter 11 case.

(2) On July 31, 2003, the Court entered an order (D.I. 5911) (the "Bar Date Order") establishing September 19, 2003 as the bar date for all administrative claims filed against, among other Debtors, the Dissolving Debtors. Pursuant to the Bar Date Order, the Court approved the form and manner of notice (the "Bar Date Notice") for the Bar Date Order. On or about August 7, 2003, copies of the Bar Date Notice were served in accordance with the terms of the Bar Date Order on, among others, parties potentially holding administrative claims in the Dissolving Debtors' chapter 11 cases, as indicated by the affidavit of service filed with the Court on October 19, 2003 (D.I. 5966). All administrative claims filed against the Dissolving Debtors in response to the Bar Date Order have been disallowed or are addressed herein.

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the equity in nondebtor Kingsley International Insurance, Ltd., a Bermuda company ("Kingsley"), as further described in paragraph 21 below; and (d) equity in the following two community interest ventures (collectively, the "Community Interest Ventures"), which are described in greater detail in paragraph 22 below: (i) Cleveland Development Partnership II LP, a Delaware limited partnership ("Cleveland Development Partnership"), and (ii) Ohio Innovation Fund I, L.P., an Ohio limited partnership ("Ohio Innovation Fund").

            21. Kingsley is a captive insurance company with (a) approximately $270,000 in cash reserves and (b) one open claim against it. LTV Corp. is in the process of liquidating Kingsley. After paying the costs of liquidation and the remaining open claim against it, LTV Corp. believes that Kingsley's cash reserves available for distribution to LTV Corp. will be nominal at best.

            22. LTV's Corp.'s interests in the Community Interest Ventures are nontransferable without the consent of the respective general partners. LTV Corp. is still exploring whether these interests have any realizable value and will liquidate such interests to the extent possible. The background and status of each of these investments are as follows:

                  (a) Cleveland Development Partnership was established in 1994 to provide a source of private sector financing for developers, owners and operators of significant real estate projects in Cleveland, Ohio to promote development and general interest in the city. In 2003, the partnership had net income of $706,067 on an investment portfolio of over $31 million representing 33 community investments. LTV Corp. owns one limited partnership unit (out of 143,688), which it purchased in 1997 for an initial capital pledge totaling $250,000 contributed over three annual installments. Based upon Cleveland Development Partnership's net asset value of approximately

      $38,538,934 at December 31, 2003, LTV Corp.'s partnership unit has an estimated book value of approximately $268,000.

                  (b) Ohio Innovation Fund was formed in 1997 to make equity and equity-related investments in early-stage, technology-based companies located principally in Ohio. Unless extended, the partnership will terminate on August 5, 2007. LTV Corp. pledged to contribute $750,000 to the partnership, but has contributed only $450,000 and has not made any of its pledged contributions since the Petition Date. As a result, the fund manager has frozen LTV Corp.'s account balance, except for the proportional allocation of expenses and losses.

            23. LTV Corp.'s remaining assets are being depleted by approximately $15,000 per month in connection with its obligations to maintain records reflecting its stock ownership. Nearly three years ago, LTV Corp.'s board of directors publicly announced that LTV Corp.'s stock was worthless. The stock no longer trades on any Securities and Exchange Commission registered stock exchange, but it continues to trade over the counter through National Association of Securities Dealers ("NASD") broker dealer firms. LTV Corp.'s stock is quoted on the Pink Sheets, an electronic quotation service intended to enable NASD broker dealer firms to more efficiently document trades of over-the-counter securities.

            24. Pursuant to its obligations to maintain records reflecting its stock ownership, LTV Corp. is a party to a Transfer Agent Agreement (the "Transfer Agent Agreement") with ChaseMellon Shareholder Services, LLC ("ChaseMellon") whereby LTV Corp. (a) appointed ChaseMellon as its transfer agent responsible for, among other things, performing certain stock transfer services and related reporting services (collectively, the "Transfer Agent Services") and (b) agreed to pay ChaseMellon certain fees related to the

                                      -9-
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Transfer Agent Services (the "Transfer Agent Fees").(3) Currently, under the terms of the Transfer Agent Agreement, LTV Corp. pays ChaseMellon approximately $15,000 per month in Transfer Agent Fees for the Transfer Agent Services.

            25. LTV Corp. is administratively insolvent. After paying the costs of winddown, a maximum of five administrative claimants may be entitled to a distribution from LTV Corp.'s remaining assets: (a) the UMWA Health & Retirement Fund (the "UMWA Fund"); (b) the Voluntary Employees' Beneficiary Association Trust (the "VEBA Trust"); (c) SAP America, Inc. ("SAP"); (d) National Union Fire Insurance Co. ("NUFIC"); and (e) Oil States Industries, Inc. ("Oil States"). In addition, until the termination of the Transfer Agent Services, as described herein, LTV Corp. will pay the monthly costs for such services in full as a winddown expense. As set forth on the summary of pending administrative claims against the Dissolving Debtors attached hereto as Exhibit C, the administrative claims filed by the UMWA Fund, the VEBA Trust and SAP have been allowed in an aggregate amount of $66,172,777.26 (subject to adjustment)(4) and will receive a pro rata distribution from LTV Corp.'s remaining assets after paying the costs of winddown. The administrative claim filed by NUFIC is subject to pending binding arbitration (the "NUFIC Arbitration"), which LTV Corp. expects to be resolved in the first half of 2005. The claim filed by Oil States (the "Oil States Claim") is subject to pending appeals (collectively, and including any subsequent appeals, the "Oil States Appeals")

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(3)   Copies of the Transfer Agent Agreements are attached hereto collectively as Exhibit B and incorporated herein by reference.

(4) The administrative claim filed by the UMWA Fund was allowed against each of the Dissolving Debtors pursuant to a stipulation and order entered on February 12, 2004 (D.I. 7421) (the "UMWA Stipulation and Order"), which also provided for the ongoing accrual of interest on such claim. Pursuant to paragraph 4 of the UMWA Stipulation and Order, claim amounts for each of the Dissolving Debtors will be reduced dollar-for-dollar as distributions are made, and the per-day amount of interest accrued on such claims shall be recalculated accordingly based on the then-applicable legal interest rate.

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of three prior orders of this Court: (a) the October 9, 2002 order authorizing
LTV Corp. to reject Oil States' executory contract; (b) the Intercompany Settlement Order; and (c) the November 3, 2004 order granting LTV Corp.'s motion for summary judgment with respect to Oil States' turnover action.(5)

            26. Upon (a) the liquidation of its interests in Kingsley and the Community Interest Ventures (which are anticipated to have de minimus, if any, realizable value), (b) the resolution of the NUFIC Arbitration and the Oil States Appeals and (c) discontinuation of the Transfer Agent Fees, LTV Corp. will be in a position to make pro rata distributions on account of allowed administrative claims against its estate.

DEARBORN LEASING COMPANY

            27. Debtor Dearborn Leasing Company ("Dearborn") is an Illinois corporation that is wholly owned by LTV Steel. Dearborn's only asset is approximately $1.4 million in cash.

            28. Dearborn is administratively insolvent. A maximum of two administrative claimants will be entitled to a distribution from Dearborn's remaining assets: (a) the UMWA Fund and (b) NUFIC. The administrative claim filed by the UMWA Fund has been allowed in the amount of $18,238,985.98 (subject to adjustment), as set forth on the attached Exhibit C, and the administrative claim filed by NUFIC is subject to the NUFIC Arbitration. Upon resolution of the NUFIC Arbitration, Dearborn will be in a position to make a distribution or distributions on account of allowed administrative claims against its estate.

------------------

(5) On January 18, 2005, LTV Corp. filed an objection to the Oil States Claim (D.I. 8481) (the "Oil States Claim Objection"). In the Oil States Claim Objection, LTV Corp. asserts, among other things, that the Oil States Claim should be disallowed for the same reasons set forth by the Debtors in response to the respective Oil States Appeals. The hearing on the Oil States Claim Objection currently is scheduled for February 22, 2005.

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FOX TRAIL, INC.

            29. Debtor Fox Trail, Inc. ("Fox Trail") is a Delaware corporation that is wholly owned by LTV Steel. Fox Trail's only asset is its 2.5% ownership interest (the "Ownership Interest") in Cayman Mineracao do Brasil Ltda. ("Cayman Mineracao"), Fox Trail's non-Debtor Brazilian affiliate.(6)

            30. Cayman Mineracao's sole asset is approximately 587 acres of undeveloped real estate (including valid mining concessions for approximately 152 acres), known as the Palmital property, in south-central Mina Gerais State, Brazil, which is located approximately 30 miles south of the state capital, Belo Horizonte. Cayman Mineracao has more than $65,000 in unpaid accounts payable. Although Fox Trail and LTV Steel will continue to market Cayman Mineracao, they have been unable to find a third-party purchaser after more than ten years of joint marketing efforts. As a result, Fox Trail and LTV Steel have determined that the Ownership Interest may be worthless and may continue to be a burden on their respective estates. Accordingly, if a sale cannot be negotiated quickly, Fox Trail and LTV Steel intend to file a motion in the near term seeking authority to abandon their respective ownership interests in Cayman Mineracao (the "Abandonment Motion"). Any sale of the Ownership Interest that is consummated is anticipated to bring de minimus, if any, value to Fox Trail's estate.

            31. Fox Trail is administratively insolvent. A maximum of two administrative claimants will be entitled to a distribution from Fox Trail's remaining assets, if any: (a) the UMWA Fund and (b) NUFIC. The administrative claim filed by the UMWA Fund has been allowed in the amount of $18,238,985.98 (subject to adjustment), as set forth on the attached Exhibit C, and the claim filed by NUFIC is subject to the NUFIC Arbitration. If any value is

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(6)   LTV Steel owns the remaining 97.5% of Cayman Mineracao.

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achieved by Fox Trail's estate as a result of a third-party sale of the
Ownership Interest, Fox Trail will be in a position to make a distribution or distributions on account of allowed administrative claims against its estate upon resolution of the NUFIC Arbitration. To the extent a third-party purchaser of the Ownership Interest is not found, LTV Steel and Fox Trail will file the Abandonment Motion, and subject to this Court's approval of such motion, Fox Trail will have no assets to distribute and will be in a position to file articles of dissolution or merger pursuant to applicable state law.

LTV ELECTRO-GALVANIZING, INC.

            32. Debtor LTV Electro-Galvanizing, Inc. ("LTV Electro-Galvanizing") is a Delaware corporation that is wholly owned by LTV Corp. LTV
Electro-Galvanizing's only asset is approximately $1.8 million in cash.

            33. LTV Electro-Galvanizing is administratively insolvent. A maximum of two administrative claimants will be entitled to a distribution from LTV Electro-Galvanizing's remaining assets: (a) the UMWA Fund and (b) NUFIC. The administrative claim filed by the UMWA Fund has been allowed in the amount of $18,238,985.98 (subject to adjustment), as set forth on the attached Exhibit C, and the claim filed by NUFIC is subject to the NUFIC Arbitration. Upon resolution of the NUFIC Arbitration, LTV Electro-Galvanizing will be in a position to make a distribution or distributions on account of allowed administrative claims against its estate.

JALCITE I, INC.

            34. Debtor Jalcite I, Inc. ("Jalcite") is a Delaware corporation that is wholly-owned by LTV Corp. Jalcite's only asset is approximately $400,000 in cash.

            35. Jalcite is administratively insolvent. A maximum of two administrative claimants will be entitled to a distribution from Jalcite's remaining assets: (a) the UMWA Fund and (b) NUFIC. The administrative claim filed by the UMWA Fund has been allowed in the amount of $18,238,985.98 (subject to adjustment), as set forth on the attached Exhibit C, and the claim filed by NUFIC is subject to the NUFIC Arbitration. Upon resolution of the NUFIC Arbitration, Jalcite will be in a position to make a distribution or distributions on account of allowed administrative claims against its estate.

                                RELIEF REQUESTED

            36. As described above, the Dissolving Debtors are administratively insolvent and, as a result, cannot confirm a plan of reorganization or liquidation under the Bankruptcy Code. In addition, LTV Steel and the Dissolving Debtors have concluded that it would be imprudent to convert these cases to cases under chapter 7 of the Bankruptcy Code. Accordingly, LTV Steel and the Dissolving Debtors propose to implement procedures, as described herein, to (a) distribute any remaining assets of the Dissolving Debtors to their respective holders of allowed administrative claims, (b) thereafter dissolve and formally conclude each of the Dissolving Debtors' estates through mergers or dissolutions under applicable state law and (c) dismiss each of the Dissolving Debtor's chapter 11 cases pursuant to section 1112(b) of the Bankruptcy Code (collectively, the "Distribution and Dismissal Plan").

            37. In particular, by this Motion, LTV Steel and the Dissolving Debtors seek an order, pursuant to sections 105, 349, 363, 365 and 1112 of the Bankruptcy Code, approving the Distribution and Dismissal Plan comprised of the following steps, as applicable: (a) the resolution of any remaining administrative claims and the completion of any related litigation in

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the Dissolving Debtors' chapter 11 cases (the "Claims Resolution Process");(7)
(b) the pro rata distribution on account of any allowed administrative claims in the Dissolving Debtors' chapter 11 cases from available estate net proceeds (after paying any winddown costs) (the "Distribution Process"); (c) the filing of final reports with the Court setting forth any distributions made in the respective Dissolving Debtors' cases; (d) the dissolution or merger of each of the Dissolving Debtors, pursuant to applicable state law, upon completion of the Distribution Process (the "Dissolution Process"); and (e) the dismissal of each of the Dissolving Debtors' chapter 11 cases, pursuant to section 1112(b) of the Bankruptcy Code, immediately upon completion of the Dissolution Process.

            38. LTV Corp. also seeks an order authorizing it to (a) establish and fund a post-dismissal reserve account (the "Reserve Account") for the conduct of post-dismissal activities (collectively, the "Post-Dismissal Activities") and the payment of post-dismissal claims (collectively, the "Post-Dismissal Claims") and (b) select a person or entity to act on its behalf (the "Post-Dismissal Agent") for the conduct of Post-Dismissal Activities, including by signing, filing or recording documents on its behalf and paying the Post-Dismissal Claims. LTV Corp. will fund the Reserve Account, immediately before making the pro rata distributions described herein, with a good faith estimate of the funds required to pay the cost of the Post-Dismissal Activities (such as preparing and filing final tax returns and such other activities that are required to wind up the Dissolving Debtors' corporate forms). If LTV Steel and/or any of the LTV Dissolving Debtors have not yet been dissolved when LTV Corp. funds the Reserve Account,

------------------
(7) Because the applicable administrative Bar Date has passed and all asserted administrative claims have been resolved, other than those of NUFIC and Oil States, it currently is anticipated that the Claims Resolution Process will consist solely of completing the prosecution of the NUFIC Arbitration and the Oil States Appeals.

(a) LTV Corp.'s ownership of stock in LTV Steel and/or such LTV Corp. Dissolving Debtor will transfer to the Post-Dismissal Agent and (b) the Post-Dismissal Agent will have the authority to act as the authorized representative of LTV Steel and/or such LTV Dissolving Debtor in furtherance of the Distribution and Dismissal Plan and the conduct of all Post-Dismissal Activities. If excess funds remain in the Post-Dismissal Account after satisfaction of all Post-Dismissal Claims and completion of all Post-Dismissal Activities, such funds will be contributed to a nationally-recognized charity selected by, but not affiliated with, the Post-Dismissal Agent.

            39. In addition, LTV Corp. requests that the Court (a) establish March 31, 2005 as the record date (the "Record Date") for identifying shareholders of LTV Corp. (collectively, the "LTV Corp. Equity Holders"), as reflected in ChaseMellon's records, that are entitled to any and all shareholder rights with respect to the Distribution and Dismissal Plan and the eventual dissolution of LTV Corp.; and (b) authorize LTV Corp., as of the Record Date, to
(i) reject the Transfer Agent Agreement, pursuant to section 365 of the Bankruptcy Code, (ii) close and discontinue further maintenance of the transfer records for LTV Corp.'s stock and (iii) cease payment of the Transfer Agent Fees. By establishing the Record Date, LTV Corp. will be able to identify those shareholders that have rights (if any) in connection with the winddown and dissolution of LTV Corp. described in this Motion for purposes of certain state law requirements, but the LTV Corp. Equity Holders will not receive a distribution on account of their shares of LTV Corp. stock.

            40. Furthermore, LTV Corp. and LTV Steel seek authority to take all actions and pay all related costs (collectively, the "Expenses") to implement the Distribution and Dismissal Plan on behalf of the LTV Corp. Dissolving Debtors and the LTV Steel Dissolving Debtors, respectively. These actions may include, among others: (a) disposing of the miscellaneous assets, as described above and subject to the March 21, 2001 order (D.I. 744), as modified by the stipulation and order entered on November 26, 2001 (D.I. 1938), approving procedures for completing certain miscellaneous asset sales; (b) completion of the Claims Resolution Process, including by litigating the Oil States Appeals and prosecuting the NUFIC Arbitration; (c) completion of the Distribution Process; (d) the execution and delivery of appropriate agreements or other documents of merger or consolidation containing terms that satisfy the requirements of applicable state law;(8) (e) the filing of appropriate certificates or articles of merger, consolidation or dissolution (collectively, the "Dissolution Documents") pursuant to applicable state law to complete the Dissolution Process; (f) the payment of state franchise taxes, federal income or other taxes and other necessary expenses relating to the merger, consolidation or dissolution of the Dissolving Debtors under the Dissolution Process; and (g) other actions, including the completion of filings or recordings that may be required by applicable state law in connection with such transactions.(9) In addition, the Dissolving Debtors request that the requirements of section 349(b) of the Bankruptcy Code be waived.

            41. As soon as practicable after completion of the Claims Resolution Process, each Dissolving Debtor will (a) file the appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law and (b) thereafter provide notice of the dissolution or merger of the Dissolving Debtor, either individually or collectively with the

------------------
(8) The jurisdictions of incorporation of the Dissolving Debtors are Delaware and Illinois, as set forth on the attached Exhibit A.

(9) In light of the few remaining tasks to be completed in the Claims Resolution Process, the Distribution Process and the Dissolution Process, LTV Corp. and LTV Steel anticipate that the expenses will be limited. Except for nominal amounts incurred by Fox Trail (which, as set forth above, lacks any cash), each of the Dissolving Debtors have reimbursed, and will continue to reimburse, LTV Steel for funds advanced for their respective shares of professional fees.

other Dissolving Debtors, substantially in the form of Exhibit D attached hereto and incorporated by reference (the "Dissolution Notice"). In particular, the Dissolving Debtors, either individually or collectively, will serve the Dissolution Notice on the following parties (collectively, the "Notice Parties"): (a) all holders of scheduled or filed claims against the applicable Dissolving Debtor; (b) all nondebtor parties to executory contracts and unexpired leases with the applicable Dissolving Debtors identified in their schedules of assets and liabilities; (c) the U.S. Trustee; and (d) with respect to the dissolution of LTV Corp., the LTV Corp. Equity Holders as of the Record Date, as reflected in ChaseMellon's records. Pursuant to the appropriate provisions of applicable state business corporation laws, including the Delaware General Corporate Law (the "DGCL"), all such notices will be mailed via regular U.S. mail, postage prepaid or by such other method of service as is determined by the Dissolving Debtors to comply with applicable state laws. Additionally, the Dissolving Debtors will publish notice of dissolution, substantially in the form of the Dissolution Notice (the "Publication Notice"), at least once a week for two consecutive weeks in a newspaper of general circulation in the county in which the office of each of the Dissolving Debtor's last registered agent in the State of Delaware is located and in the principal place of business of each Dissolving Debtor, or as otherwise required by applicable state law.

            42. LTV Steel and the Dissolving Debtors submit that providing notice in the form and manner described above will satisfy the notice requirements of the Bankruptcy Code and appropriate provisions of applicable state business corporation laws, including section 303 of the DGCL. All claims against the Dissolving Debtors must be presented in accordance with this Court's orders (including any applicable claims bar date orders) and, in any event, all such claims will be forever barred if not filed on or before 60 days following service of the Dissolution

Notice (the "Response Date"). Additionally, all claims against the Dissolving Debtors will be satisfied only in accordance with this Court's orders.

                         AUTHORITY FOR RELIEF REQUESTED

            43. Section 363(b) of the Bankruptcy Code provides in pertinent part that "[t]he trustee, after notice and a hearing, may use, sell, or lease, other than in the ordinary course of business, property of the estate." 11 U.S.C.
Section 363(b). In general, a debtor may use property of the estate outside of the ordinary course of its business where the use of such property represents an exercise of the debtor's sound business judgment. See, e.g., Stephens Indus., Inc. v. McClung, 789 F.2d 386, 390 (6th Cir. 1986) (citing Comm. of Equity Sec. Holders v. Lionel Corp. (In re Lionel Corp.), 722 F.2d 1063, 1070 (2d Cir.
1983)); see also In re Martin, 91 F.3d 389, 395 (3d Cir. 1996) (citing Fulton State Bank v. Schipper (In re Schipper), 933 F.2d 513, 515 (7th Cir. 1991)); In re Abbotts Dairies of Pa., Inc., 788 F.2d 143, 145-47 (3d Cir. 1986) (implicitly adopting the articulated business judgment test of Lionel Corp.).

            44. In addition, section 105(a) of the Bankruptcy Code empowers a court to "issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of the [Bankruptcy Code]." 11 U.S.C. Section 105(a). Accordingly, bankruptcy courts frequently utilize their equitable powers under section 105(a) to authorize a debtor to take actions, such as those requested here, that are consistent with the provisions of the Bankruptcy Code and are necessary and appropriate to administer a debtor's assets and estate. See In re Middleton Arms Ltd. P'ship, 934 F.2d 723, 725 (6th Cir. 1991) ("The equitable powers of section 105(a) may only be used in furtherance of the goals of the [Bankruptcy] Code."); In re C-L Cartage Co., 899 F.2d 1490, 1494 (6th Cir. 1990) (stating that bankruptcy courts must use equitable principles in accordance with the provisions of the Bankruptcy Code); In re Victoria Alloys, Inc., 261 B.R.

424, 435 (Bankr. N.D. Ohio 2001) ("The power of the Court to invoke Section 105(a) is restricted to instances in which no provision of title 11 dictates an inconsistent result."). Accordingly, an order under section 105(a) of the Bankruptcy Code is appropriate "to carry out" the provisions of the Bankruptcy Code.

            45. LTV Steel and the Dissolving Debtors believe, in their business judgment, that there is a sound business purpose to pursue the Distribution and Dismissal Plan and to effect the orderly dissolution of the Dissolving Debtors' estates and dismissal of their chapter 11 cases. The Dissolving Debtors have identified (a) the assets available to pay or otherwise satisfy allowed administrative claims in their chapter 11 cases and (b) each of the claimants potentially holding such claims. Thus, LTV Steel and the Dissolving Debtors submit that their request for the authority to implement the Distribution and Dismissal Plan, and for the related authority to take any and all actions necessary or appropriate to implement the Distribution and Dismissal Plan, constitute requests for relief that fall squarely within the parameters of sections 105(a) and 363 of the Bankruptcy Code.

            46. In addition, section 365(a) of the Bankruptcy Code provides that a trustee or debtor in possession "subject to the court's approval, may assume or reject any executory contract or unexpired lease of the debtor." The standard for reviewing a debtor's decision to assume or reject an executory contract or unexpired lease, pursuant to section 365 of the Bankruptcy Code, is whether the debtor's decision is made within its sound business judgment. See, e.g., City of Covington, 71 F.3d at 1226; Borman's, Inc. v. Allied Supermarkets, Inc., 706 F.2d 187, 189 (6th Cir. 1983) ("As a general rule, a bankruptcy court presented with an application to disaffirm the obligations of an executory contract need determine only whether it is indeed executory and whether disaffirmance would be advantageous to the debtor.") (citations omitted). Courts routinely approve requests to reject executory contracts or unexpired leases upon a showing that a debtor's decision to take such action will benefit the debtor's estate and is an exercise of sound business judgment. See, e.g., City of Covington, 71 F.3d at 1226; In re Terrell, 892 F.2d 469, 471 (6th Cir. 1989); Borman's, 706 F.2d at 189; In re DWE Screw Prods., Inc., 157 B.R. 326, 328 (Bankr. N.D. Ohio 1993). Here, LTV Corp. has determined that, in the context of the Distribution and Dismissal Plan, the Transfer Agent
Agreement (a) provides no ongoing benefit to LTV Corp. and (b) represents an undue burden upon LTV Corp.'s estate. Accordingly, LTV Corp. believes that, in the exercise of its sound business judgment, the Transfer Agent Agreement should be rejected as of the Record Date and that ChaseMellon should be directed to provide to LTV Corp. on the Record Date the list of LTV Corp. Equity Holders as of the Record Date.

            47. Furthermore, section 1112(b) of the Bankruptcy Code provides, in relevant part, that a party may request the Court, after notice and a hearing, to dismiss a chapter 11 case for cause. Section 1112(b)(2) provides that "cause" includes, among other things, "inability to effectuate a plan." In this case, the estates of the Dissolving Debtors are administratively insolvent because they do not have sufficient funds to pay claims entitled to priority as administrative expenses under sections 503(b) and 507(a) of the Bankruptcy Code. Therefore, the Dissolving Debtors would be unable to confirm a plan under the Bankruptcy Code, and cause exists for dismissal of their chapter 11 cases. Accordingly, the Dissolving Debtors request that, in lieu of a separate motion to dismiss, the Court consider this Motion as a request, pursuant to section 1112(b) of the Bankruptcy Code, for dismissal of each Dissolving Debtor's case upon completion of the merger or dissolution of the applicable Dissolving Debtor (the "Dismissal Date"). The Dissolving Debtors intend to file evidence of service of the

Dissolution Notice and of publication of the Publication Notice with respect to each of the Dissolving Debtors as soon as practicable after each of the respective Dismissal Dates. After the applicable Dismissal Date, neither the Dissolving Debtors, their estates, nor any of their directors, officers, employees, members, professionals, representatives and agents shall have any further obligations in respect of the respective Dissolving Debtors' chapter 11 cases.

            48. Section 349(b) of the Bankruptcy Code provides, in relevant part, that unless the court, for cause, orders otherwise, dismissal of a chapter 11 case reinstates (a) any proceeding or custodianship superseded under section 543 of the Bankruptcy Code, (b) any transfer avoided under the avoiding powers of the debtor in possession and (c) any lien avoided under section 506(d) of the Bankruptcy Code and also vacates any order, judgment or transfer ordered under sections 522(i)(1), 542, 550 or 553 of the Bankruptcy Code. LTV Steel and the Dissolving Debtors submit that sufficient cause exists for the Court to waive the requirements of section 349(b) of the Bankruptcy Code given that there were no prepetition proceedings or custodianships that were superseded under section 543 of the Bankruptcy Code, and no other provisions of section 349(b) of the Bankruptcy Code apply. Accordingly, LTV Steel and the Dissolving Debtors seek a waiver of the provisions of section 349(b) of the Bankruptcy Code with respect to the ultimate dismissal of the Dissolving Debtors' cases.

                                     NOTICE

            49. No trustee or examiner has been appointed in the Debtors' chapter 11 cases. Notice of this Motion has been or will be given to the following parties (collectively, the "Notice Parties"): (a) the parties identified on the General Service List established by the Court's Order Establishing Case Management Procedures Regarding Filing, Service, Notice, Copies and Hearing Dates, entered on April 10, 2001, as amended; (b) the Dissolving Debtors' administrative claimants identified on Exhibit C to the Motion; (c) ChaseMellon; and (d) the LTV Corp. Equity Holders reflected in ChaseMellon's records as of the most recent available date. In light of the nature of the relief requested herein, LTV Steel and the Dissolving Debtors submit that no other or further notice is required.(10)

            WHEREFORE, LTV Steel and the Dissolving Debtors respectfully request that the Court enter an order, substantially in the form attached hereto as Exhibit E: (i) approving the Distribution and Dismissal Plan, as described herein; (ii) authorizing LTV Steel and the Dissolving Debtors to take any and all actions that are necessary or appropriate to implement the Distribution and Dismissal Plan, including the payment of the Expenses by LTV Corp. and LTV Steel with respect to the LTV Corp. Dissolving Debtors and LTV Steel Dissolving Debtors, respectively; (iii) establishing March 31, 2005 as the Record Date and, as of the Record Date, authorizing LTV Corp. to (A) reject the Transfer Agent Agreement (B) close and discontinue further maintenance of the transfer records for LTV Corp.'s stock and (C) cease payment of the Transfer Agent Fees; (iv) approving the form and sufficiency of the Dissolution Notice and the Publication Notice and the manner of service and publication thereof, as described herein;
(v) authorizing LTV Corp. to (A) establish and fund the Reserve Account for the conduct of Post-Dismissal Activities and the payment of Post-Dismissal Claims and (B) select the Post-Dismissal Agent; (vi) waiving the provisions of section 349(b) of the Bankruptcy Code with

------------------
(10) Contemporaneously with the filing of this Motion, LTV Steel and the Dissolving Debtors have filed a motion for an order approving the scope, form and manner of notice of this Motion.

respect to the ultimate dismissal of the Dissolving Debtors' chapter 11 cases; and (vii) granting such other and further relief as the Court may deem proper.

Dated:  February 17, 2005                 Respectfully submitted,

                                          /s/ Nicholas M. Miller
                                          ------------------------------
                                          David G. Heiman (0038271)
                                          dgheiman@jonesday.com
                                          Heather Lennox (0059649)
                                          hlennox@jonesday.com
                                          Nicholas M. Miller (0069393)
                                          nmmiller@jonesday.com
                                          JONES DAY
                                          North Point
                                          901 Lakeside Avenue
                                          Cleveland, Ohio 44114-1190
                                          Telephone: (216) 586-3939
                                          Facsimile: (216) 579-0212

                                          Jeffrey B. Ellman (OH 0055558)
                                          jbellman@jonesday.com
                                          JONES DAY
                                          1420 Peachtree Street, N.E., Suite 800
                                          Atlanta, Georgia 30309-3053
                                          Telephone: (404) 521-3939
                                          Facsimile: (404) 581-8330

                                          ATTORNEYS FOR THE DEBTORS
                                          AND DEBTORS IN POSSESSION

                                    EXHIBIT A

                               DISSOLVING DEBTORS*

LTV CORP. DISSOLVING DEBTORS               LTV STEEL DISSOLVING DEBTORS

The LTV Corporation (DE)                   Dearborn Leasing Company (IL)

Jalcite I, Inc. (DE)                       Fox Trail, Inc. (DE)

LTV Electro-Galvanizing, Inc. (DE)

* States of incorporation are identified parenthetically.

                                   EXHIBIT B



                            (intentionally omitted)

                                    EXHIBIT C

                          IN RE LTV STEEL COMPANY, INC.

              ADMINISTRATIVE CLAIMS AGAINST THE DISSOLVING DEBTORS

                                                                                                                   ALLOWED
                                                                                                                   AMOUNT
       DISSOLVING DEBTOR                  CREDITOR                CLAIM NO.  ASSERTED AMOUNT    CLAIM STATUS      (IF ANY)     CLASS
       -----------------                  --------                ---------  ---------------    ------------      --------     -----
      THE LTV CORPORATION      SAP America, Inc.                   600968    $   602,418.48       Allowed      $   175,000.00   ADM
                               UMWA Health & Retirement Funds*      40067      Unliquidated       Allowed      $18,238,985.98   ADM
                               VEBA Trust                           40024    $47,758,791.28       Allowed      $47,758,791.28   ADM
                               National Union Fire Insurance Co.     3085      Unliquidated    In Arbitration             N/A   ADM
                               Oil States Industries, Inc.           3028      Unliquidated  Objection Pending            N/A   ADM

       DEARBORN LEASING        UMWA Health & Retirement Funds*     601085      Unliquidated       Allowed      $18,238,985.98   ADM
            COMPANY            National Union Fire Insurance Co.     3254      Unliquidated    In Arbitration             N/A   ADM

        FOX TRAIL, INC.        UMWA Health & Retirement Funds*     601085      Unliquidated       Allowed      $18,238,985.98   ADM
                               National Union Fire Insurance Co.     3257      Unliquidated    In Arbitration             N/A   ADM

        JALCITE I, INC.        UMWA Health & Retirement Funds*     601085      Unliquidated       Allowed      $18,238,985.98   ADM
                               National Union Fire Insurance Co.     3324      Unliquidated    In Arbitration             N/A   ADM

LTV ELECTRO-GALVANIZING, INC.  UMWA Health & Retirement Funds*     601085      Unliquidated       Allowed      $18,238,985.98   ADM
                               National Union Fire Insurance Co.     3265      Unliquidated    In Arbitration             N/A   ADM

*The administrative claim field by the UMWA Fund was allowed against each of the Dissolving Debtors pursuant to a stipulation and order entered on February 12, 2004 (D.I. 7421) (the "UMWA Stipulation and Order"), which also provided for the ongoing accrual of interest on such claim. Pursuant to paragraph 4 of the UMWA Stipulation and Order, claim amounts for each of the Dissolving Debtors will be reduced dollar-for-dollar as distributions are made, and the per-day amount of interest accrued on such claims shall be recalculated accordingly based on the then-applicable legal interest rate.

                                    EXHIBIT D

                         UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

IN RE:                                         :            CHAPTER 11
                                               :
THE LTV CORPORATION, A DELAWARE CORPORATION;   : 00-43867
DEARBORN LEASING COMPANY, AN ILLINOIS          : 00-43874   JOINTLY ADMINISTERED
 CORPORATION;                                  :            CASE NO. 00-43866
FOX TRAIL, INC., A DELAWARE CORPORATION;       : 00-43877
JALCITE I, INC., A DELAWARE CORPORATION;       : 00-43881
LTV-ELECTRO GALVANIZING, INC., A DELAWARE      : 00-43888
 CORPORATION;                                  :
                                               :            CHIEF JUDGE RANDOLPH
                                                            BAXTER
                                    DEBTORS.   :

                    NOTICE OF DISSOLUTION OF CERTAIN DEBTORS
                    AND DISMISSAL OF RELATED CHAPTER 11 CASES

      PLEASE TAKE NOTICE OF THE FOLLOWING:

            1. Each of the entities identified above (collectively, the "Debtors") commenced reorganization cases under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections. 101-1330 (the "Bankruptcy Code"), on December 29, 2000 in the United States Bankruptcy Court for the Northern District of Ohio (the "Bankruptcy Court").

            2. By an order dated ________, 2005 (the "Distribution and Dismissal Order"), the Bankruptcy Court approved a distribution and dismissal plan for the Debtors by which each Debtor was authorized, among other things, to: (a) resolve any remaining administrative claims and complete any related litigation in its chapter 11 case; (b) make a pro rata distribution on account of any allowed administrative claims in its chapter 11 case; (c) dissolve or merge with an affiliated Debtor pursuant to applicable state law; and (d) dismiss its chapter 11 case, pursuant to section 1112(b) of the Bankruptcy Code.

            3. Pursuant to the Distribution and Dismissal Order and applicable state law, notice is hereby provided that: (a) The LTV Corporation ("LTV Corp.") was authorized to consummate the voluntary wind-up and dissolution of its estate; (b) LTV Corp., as the sole stockholder of Jalcite I, Inc. ("Jalcite") and LTV Electro-Galvanizing, Inc. ("LTV Electro-Galvanizing"), consented to, and was authorized to consummate, the voluntary wind-up and dissolution of Jalcite and LTV Electro-Galvanizing; and (c) LTV Steel Company, Inc., as the sole stockholder of Dearborn Leasing Company ("Dearborn") and Fox Trail, Inc. ("Fox Trail"), consented to, and was authorized to consummate, the voluntary wind-up and dissolution of Dearborn and Fox Trail.

            4. Pursuant to the Distribution and Dismissal Order, and applicable state law, (a) all of the Debtors' assets have been distributed and
(b) each of the Debtors have been dissolved. Upon the filing of each Debtor's Certificate of Dissolution with the Secretary of State pursuant to applicable state law, its corporate existence ceased.

            5. Pursuant to the Distribution and Dismissal Order and section 1112(b) of the Bankruptcy Code, the chapter 11 case of each Debtor was dismissed immediately upon the filing of its articles or certificates of dissolution.

            6. Consistent with the foregoing, the board of directors of each Debtor or such Debtor's authorized agent is now engaged in winding up and settling the affairs of such entity as prescribed by state and federal law under the terms of the Distribution and Dismissal Order.

            7. All claims against the Debtors must be presented in accordance with the Bankruptcy Court's orders in the Debtors' chapter 11 cases (including any applicable claims bar date orders) and, in any event, all such claims will be forever barred if not filed on or before 60 days after the date of this Notice [i.e., BY _______, 2005] (the "Response Date").

            8. All outstanding claims that you or your company may have against the Debtors' assets, that were not presented in the Bankruptcy Court prior to the applicable bar date, must be (a) made in writing and include the name of the creditor or claimant, the circumstances from which the claim arose, the amount of the claim and the invoice number or other record keeping identification, if any, and (b) filed with the Bankruptcy Court at the following address:

            United States Bankruptcy Court
            Key Tower, 31st Floor
            127 Public Square
            Cleveland  Ohio, 44114

All claims against the Debtors will be satisfied only in accordance with the Bankruptcy Court's Orders. DO NOT FILE A CLAIM IN RESPONSE TO THIS NOTICE IF YOU PREVIOUSLY FILED A CLAIM OR CLAIMS DURING THE DEBTORS' CHAPTER 11 CASES.

            9. Without providing further notice, certain of the Debtors may make distributions to pay the Expenses of the distribution and dismissal process, as provided by the Distribution and Dismissal Order. THE DEBTORS DO NOT HAVE ANY ASSETS FROM WHICH TO MAKE OTHER DISTRIBUTIONS.

            10. During the past three years, the Debtors have made no distributions of assets to the their stockholders.

            11. All claims and demands that are not be presented in accordance herewith shall be forever barred against the property and assets of the Debtors, their directors and stockholders.

Dated:  ________ __, 2005               David G. Heiman (0038271)
                                        dgheiman@jonesday.com
                                        Heather Lennox (0059649)
                                        hlennox@jonesday.com
                                        Nicholas M. Miller (0069393)
                                        nmmiller@jonesday.com
                                        JONES DAY
                                        North Point
                                        901 Lakeside Avenue
                                        Cleveland, Ohio  44114-1190
                                        Telephone:  (216) 586-3939
                                        Facsimile:  (216) 579-0212

                                        Jeffrey B. Ellman (OH 0055558)
                                        jbellman@jonesday.com
                                        JONES DAY
                                        1420 Peachtree Street, N.E., Suite 800
                                        Atlanta, Georgia  30309-3053
                                        Telephone:  (404) 521-3939
                                        Facsimile:  (404) 581-8330

                                        ATTORNEYS FOR THE DEBTORS
                                        AND DEBTORS IN POSSESSION

                                    EXHIBIT E

                         UNITED STATES BANKRUPTCY COURT
                            NORTHERN DISTRICT OF OHIO
                                EASTERN DIVISION

IN RE:                                   :     CHAPTER 11
                                         :
LTV STEEL COMPANY, INC.,                 :     JOINTLY ADMINISTERED
A NEW JERSEY CORPORATION, ET AL.,        :     CASE NO. 00-43866
                                         :
                            DEBTORS.     :     CHIEF JUDGE RANDOLPH BAXTER

                   ORDER: (A) AUTHORIZING THE LTV CORPORATION,
                  LTV STEEL COMPANY, INC. AND CERTAIN REMAINING
              DEBTORS TO IMPLEMENT DISTRIBUTION AND DISMISSAL PLAN;
           (B) ESTABLISHING A RECORD DATE FOR IDENTIFYING SHAREHOLDERS
           OF THE LTV CORPORATION IN CONNECTION WITH THE DISTRIBUTION AND DISMISSAL PLAN AND (C) GRANTING CERTAIN RELATED RELIEF

                  This matter coming before the Court on the Motion of The LTV Corporation, LTV Steel Company, Inc. and Certain Remaining Debtors for an Order
(A) Authorizing Them to Implement Distribution and Dismissal Plan; (B) Establishing A Record Date for Identifying Shareholders of The LTV Corporation in Connection With the Distribution and Dismissal Plan and (C) Granting Certain Related Relief (the "Motion");(1) the Court having reviewed the Motion and all other related pleadings; the Court having heard the statements of counsel regarding the relief requested in the Motion at a hearing before the Court (the "Hearing"); the Court finding that (a) the Court has jurisdiction over this matter pursuant to 28 U.S.C. Sections. 157 and 1334, (b) this is a core proceeding pursuant to 28 U.S.C. Sections. 157(b)(2), (c) notice of the Motion and the Hearing was sufficient under the circumstances and in compliance with the Bankruptcy Code, 11 U.S.C. Sections. 101-1330 (the "Bankruptcy Code"), the Federal Rules of Bankruptcy Procedure

----------
(1) All capitalized terms not otherwise defined herein shall have the meanings given to them in the Motion.

(the "Bankruptcy Rules"), the Local Bankruptcy Rules and applicable state law,
(d) LTV Steel and the Dissolving Debtors have demonstrated a sound business purpose for the relief granted herein, and such relief is appropriate to carry out the provisions of the Bankruptcy Code, (e) the Distribution and Dismissal Plan complies with the requirements of the appropriate provisions of applicable state business corporation laws, including section 303 of the DGCL, which apply to authorize the dissolutions contemplated in the Motion; (g) LTV Corp. has articulated a sound business purpose for the rejection of the Transfer Agent Agreement, and the rejection of the Transfer Agent Agreement as of the Record Date is in the best interests of LTV Corp.'s estate and creditors; and (h) cause exists for the dismissal of the Dissolving Debtors' chapter 11 cases on the terms set forth herein; and the Court having determined that the legal and factual bases set forth in the Motion and at the Hearing establish just cause for the relief granted herein;

            IT IS HEREBY ORDERED THAT:

            1.    The Motion is GRANTED.

            2. Pursuant to applicable state laws and sections 105, 349, 363, 365 and 1112 of the Bankruptcy Code, the Distribution and Dismissal Plan is approved in all respects, and the Dissolving Debtors(2) are authorized to take any and all steps they determine are necessary or appropriate to effectuate the Distribution and Dismissal Plan, including: (a) the resolution of any remaining administrative claims and the completion of any related litigation in the Dissolving Debtors' chapter 11 cases (the "Claims Resolution Process"); (b) the pro rata distribution on account of any allowed administrative claims in the Dissolving Debtors' chapter 11 cases (the "Distribution Process"); (c) the filing of final reports with the Court setting forth any

----------

(2) The Dissolving Debtors are comprised of the following Debtors: LTV Corp.; Jalcite I, Inc.; LTV Electro-Galvanizing, Inc.; Dearborn Leasing Company; and Fox Trail, Inc.

distributions made in the respective Dissolving Debtors' cases; (d) the dissolution or merger of each of the Dissolving Debtors, pursuant to applicable state law, upon completion of the Distribution Process (the "Dissolution Process"); and (e) the dismissal of each of the Dissolving Debtors' chapter 11 cases, pursuant to section 1112(b) of the Bankruptcy Code, immediately upon completion of the Dissolution Process.

            3. Without limiting the general authority set forth in paragraph 2 above, LTV Corp. and LTV Steel are specifically authorized to take all actions and pay all costs (collectively, the "Expenses") to implement the Distribution and Dismissal Plan on behalf of the LTV Corp. Dissolving Debtors and the LTV Steel Dissolving Debtors, respectively, including: (a) disposing of the miscellaneous assets, as described in the Motion and subject to the March 21, 2001 order (D.I. 744), as modified by the stipulation and order entered on November 26, 2001 (D.I. 1938), approving procedures for completing certain miscellaneous asset sales; (b) completion of the Claims Resolution Process, including by litigating the Oil States Appeals and prosecuting the NUFIC Arbitration; (c) completion of the Distribution Process; (d) the execution and delivery of appropriate agreements or other documents of merger or consolidation containing terms that satisfy the requirements of applicable state law; (e) the filing of appropriate certificates or articles of merger, consolidation or dissolution (collectively, the "Dissolution Documents") pursuant to applicable state law to complete the Dissolution Process; (f) the payment of state franchise taxes, federal income or other taxes and other necessary expenses relating to the merger, consolidation or dissolution of the Dissolving Debtors under the Dissolution Process; and (g) other actions, including the completion of filings or recordings that may be required by applicable state law in connection with such transactions.

            4. Consistent with the foregoing, (a) each of the Dissolving Debtors' officers is authorized to execute, deliver, file and have recorded the Dissolution Documents with respect to the applicable Dissolving Debtor and to take such other actions on behalf of such Dissolving Debtor as such person may determine to be required under appropriate provisions of applicable state business corporation laws, including section 303 of the DGCL, or any other applicable law in connection with transactions contemplated herein, and (b) the Secretary or any Assistant Secretary of the applicable Dissolving Debtor is authorized to certify or attest to any of the foregoing actions. The execution of any such Dissolution Document or the taking of any such action shall be deemed conclusive evidence of the authority of such person so to act.

            5. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Dissolution Document. This Order is declared to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents.

            6. March 31, 2005 shall be the Record Date for the purpose of identifying the LTV Corp. Equity Holders, as reflected in ChaseMellon's records, that are entitled to any and all shareholder rights with respect to the Distribution and Dismissal Plan and the eventual dissolution of LTV Corp., but the LTV Corp. Equity Holders shall not receive any distribution on account of their shares of LTV Corp. stock. As of the Record Date, (a) the Transfer Agent Agreement is deemed rejected, pursuant to section 365 of the Bankruptcy Code,
(b) LTV Corp. is authorized to close and discontinue further maintenance of the transfer records for LTV Corp.'s stock and (c) LTV Corp. is authorized to cease payment of the Transfer Agent Fees. ChaseMellon is directed to provide to LTV Corp. on the Record Date the list of LTV Corp.

Equity Holders as of the Record Date. Until the termination of the Transfer Agent Services, LTV Corp. will pay the monthly costs for such services in full as a winddown expense.

            7. The Dissolution Notice and the Publication Notice substantially in the form attached to the Motion as Exhibit D, and the manner of service and publication of these notices as described in the Motion, are approved in all respects. Such notice satisfies the notice requirements of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules and the appropriate provisions of applicable state business corporation laws, including section 303 of the DGCL. All claims against the Dissolving Debtors must be presented in accordance with this Court's orders (including any applicable claims bar date orders) and, in any event, all such claims shall be forever barred, waived, released and discharged if not filed on or before 60 days following service of the Dissolution Notice (the "Response Date"). Additionally, all claims against the Dissolving Debtors shall be satisfied only in accordance with this Court's orders.

            8. LTV Corp. is authorized to (a) establish and fund the Reserve Account for the conduct of Post-Dismissal Activities and the payment of Post-Dismissal Claims and (b) select the Post-Dismissal Agent, who is authorized to act on LTV Corp.'s behalf during the conduct of the Post-Dismissal Activities.

            9. LTV Corp. shall fund the Reserve Account, immediately before making the pro rata distributions described in the Motion, with a good faith estimate of the funds required to pay the Post-Dismissal Activities (such as preparing and filing final tax returns and such other activities that are required to wind up the Dissolving Debtors' corporate forms). If LTV Steel and Georgia Tubing and/or any of the LTV Corp. Dissolving Debtors have not yet been dissolved when LTV Corp. funds the Reserve Account, (a) LTV Corp.'s ownership of stock in LTV Steel and Georgia Tubing and/or such LTV Corp. Dissolving Debtor shall transfer to the

Post-Dismissal Agent and (b) the Post-Dismissal Agent shall have the authority to act as the authorized representative of LTV Steel and/or such LTV Corp. Dissolving Debtor in furtherance of the Distribution and Dismissal Plan and the conduct of all Post-Distribution Activities. In the event that excess funds remain in the Post-Dismissal Account after satisfaction of all Post-Dismissal Claims and completion of all Post-Dismissal Activities, such funds shall be contributed to a nationally recognized charity selected by, but not affiliated with, the Post-Dismissal Agent.

            10. After the applicable Dismissal Date, neither the Dissolving Debtors, their estates nor any of their directors, officers, employees, members, professionals, representatives and agents shall have any further obligations in respect of the respective Dissolving Debtors' chapter 11 cases.

            11. The provisions of section 349(b) of the Bankruptcy Code are waived with respect to the ultimate dismissal of the Dissolving Debtors' cases.

            12. The Court shall retain jurisdiction to enforce the relief granted in this Order.

Dated: _____________________________, 2005
                                           ____________________________________
                                           CHIEF UNITED STATES BANKRUPTCY JUDGE

PREPARED BY:

_______________________________________
David G. Heiman (0038271)
dgheiman@jonesday.com
Heather Lennox (0059649)
hlennox@jonesday.com
Nicholas M. Miller (0069393)
nmmiller@jonesday.com
JONES DAY
North Point
901 Lakeside Avenue
Cleveland, Ohio  44114-1190
Telephone:  (216) 586-3939
Facsimile:  (216) 579-0212

Jeffrey B. Ellman (OH 0055558)
jbellman@jonesday.com
JONES DAY
1420 Peachtree Street, N.E., Suite 800
Atlanta, Georgia  30309-3053
Telephone:  (404) 521-3939
Facsimile:  (404) 581-8330

ATTORNEYS FOR THE DEBTORS
AND DEBTORS IN POSSESSION

                                TABLE OF CONTENTS

                                                               PAGE
General Background...........................................    1

Progress in These Cases......................................    6

The Dissolving Debtors.......................................    7

         LTV Corp............................................    7

         Dearborn Leasing Company............................   11

         Fox Trail, Inc......................................   12

         LTV Electro-Galvanizing, Inc........................   13

         Jalcite I, Inc......................................   13

Relief Requested.............................................   14

Authority for Relief Requested...............................   19

Notice   ....................................................   22

EXHIBITS

Exhibit A         Dissolving Debtors

Exhibit B         Transfer Agent Agreement

Exhibit C         Administrative Claims Against the Dissolving Debtors

Exhibit D         Form of Dissolution and Dismissal Notice

Exhibit E         Form of Order

                                       -i-